Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of FiscalNote Holdings, Inc. (f/k/a Duddell Street Acquisition Corp.) on Form S-8 of our report dated April 13, 2022, which includes an explanatory paragraph as to Duddell Street Acquisition Corp.’s (now known as FiscalNote Holdings, Inc.) ability to continue as a going concern, with respect to our audits of the consolidated financial statements of Duddell Street Acquisition Corp. (now known as FiscalNote Holdings, Inc.) as of December 31, 2021 and 2020, and the related consolidated statements of operations, changes in stockholders’ deficit and cash flows for the year ended December 31, 2021 and for the period from August 28, 2020 (inception) through December 31, 2020, appearing in the Registration Statement of Duddell Street Acquisition Corp. on Form S-4 (Registration No. 333-261483). We were dismissed as auditors on August 24, 2022 and, accordingly, we have not performed any audit or review procedures with respect to any financial statements for the periods after the date of our dismissal.

/s/ Marcum LLP

Marcum LLP

Boston, MA

October 5, 2022